Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Ralph J. Lober II
February 17, 2021	Tel. 330-868-9035
ralph.lober@consumersbank.com

CONSUMERS BANCORP INC AND CONSUMERS NATIONAL BANK

ANNOUNCE THE APPOINTMENT OF TWO DIRECTORS

The Board of Directors of Consumers Bancorp, Inc. approved the appointment of Shawna L. L’Italien as a Class II director and Michael A. Wheeler as a Class I director, effective March 11, 2021. Ms. L’Italien and Mr. Wheeler were also appointed as directors of the Company’s wholly owned subsidiary, Consumers National Bank, effective March 11, 2021.

Ms. L’Italien, a Salem resident, is partner in the Salem office of Harrington, Hoppe, and Mitchell, Ltd and serves on the firm’s Management Committee. Practicing law since 1996, she focuses her practice on business organization, commercial and real estate transaction, succession planning, elder law, and estate planning. She is a graduate of the University of Mount Union and the Ohio State University Moritz College of Law.

Mr. Wheeler serves as President and Chief Legal Officer of Patriot Software, a Canton Ohio based payroll and accounting software firm. At Patriot Software for 15 years, Mr. Wheeler handles most business, legal, and financial aspects of the company. He is a graduate of the University of Mount Union and the University of Akron School of Law.

“As a lifetime resident of Columbiana County and active community volunteer, Shawna will provide valuable insight as we work to serve the needs of our eastern markets. While her business, real estate, and elder law experience will bring additional expertise to the board, her past and current leadership roles in local non-profit organizations add to her unique perspective. Shawna understands the financial needs of Salem and the surrounding communities.

Mike brings a similar perspective to our Stark County markets. A lifetime Jackson Township resident, his extensive community involvement, passion for providing technology to small businesses, and commitment to creating high-tech jobs in northeast Ohio fits well with Consumers’ mission. We look forward to his finance, legal, and technology experience as we work to serve the increasingly tech-savvy business community and consumer market. We are very pleased that Shawna and Mike have joined our Board. They are both community leaders who have a vested interest in two of Consumers core markets,” said Ralph J. Lober II, President & CEO of Consumers Bancorp, Inc. and Consumers National Bank.

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Caption:

Shawna L. L’Italien and Michael A. Wheeler have been appointed to the Boards of Consumers Bancorp, Inc., and its subsidiary Consumers National Bank.

The information contained in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may involve risks and uncertainties that are difficult to predict, may be beyond Consumers’ control and could cause actual results to differ materially from those described in such statements. Although Consumers believes that the expectations reflected in such forward-looking statements are reasonable, Consumers can give no assurance that such expectations will prove to be correct. The forward-looking statements included in this discussion speak only as of the date they are made, and, except as required by law, Consumers undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect Consumers’ performance include, but are not limited to: regional and national economic conditions becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets, changes in levels of market interest rates which could reduce anticipated or actual margins, credit risks of lending activities, the nature, extent and timing of governmental actions and reforms, competitive pressures on product pricing and services and changes in technology.